EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-220175 on Form S-3, and 333-153174 and 333-197277 on Form S-8 of Dime Community Bancshares, Inc. and Subsidiaries of our report dated March 14, 2018, relating to the financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Livingston, New Jersey
March 14, 2018